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                                                                    EXHIBIT 10.7

                          LEASE MODIFICATION, EXTENSION
                       ASSIGNMENT, ASSUMPTION, AND CONSENT

This Lease Modification, Extension, Assignment, Assumption, and Consent ("Agreement") is entered into as of December 29, 2000, by JOEL LEVY, AS SUCCESSOR LAND TRUSTEE OF TRUST NUMBER ONE UNDER UNRECORDED LAND TRUST AGREEMENT DATED AS OF NOVEMBER 29, 1999 ("Landlord"), LADIES GOLF EQUIPMENT COMPANY, INC., ("Assignor") and S2 GOLF ACQUISITION CORP., ("Assignee").

WHEREAS, Bradywine Southwest, as Landlord, and Assignor, as Tenant, executed a lease dated NOVEMBER 30, 1995, for commercial space located at 3803 Corporex Park Drive, Suite 400, Tampa, Florida, which lease was:
         a.       amended by letter dated March 20, 1996;
         b. amended to expand the premises to include 3803 Corporex Park Drive, Suite 500, Tampa, Florida by Amendment to Lease No. I dated January 22, 1997;
         c. amended to expand the premises to include 3803 Corporex Park Drive, Suite 150, Tampa, Florida by Amendment to Lease No. II dated September 9, 1997;
         d. amended to reduce the premises to exclude 3803 Corporex Park Drive, Suite 150, Tampa, Florida by Letter dated March 31, 1999;
         e. assigned by Bradywine Southwest to and assumed by Landlord upon sale of the property on which the Premises is located;
and which lease, as amended, (collectively, the "Lease") exists in full force and effect as to 3803 CORPOREX PARK DRIVE, SUITES 400 AND 500, TAMPA, FLORIDA (the "Premises"); and

WHEREAS, Assignor wants to assign its rights under the Lease to Assignee and Assignee wants to accept assignment of the Lease and assume all obligations under the Lease;

WHEREAS, all parties to this Agreement want to further amend the Lease to extend the term and modify other provisions.

NOW, THEREFORE, Landlord, Assignor, and Assignee, in consideration of the following mutual covenants, agree:

1. EXTENDED TERM. The term of the Lease shall be extended for an additional period of nine (9) months, beginning April 1, 2001, and ending December 31, 2001 (the "Extended Term").

2. BASE RENT. Base Rent for the Extended Term shall be payable in equal installments on the first day of each month as follows:

        -----------------------------------------------------------------
                 PERIOD             TOTAL EXTEND          MONTHLY
                                   TERM BASE RENT        BASE RENT
        -----------------------------------------------------------------
           4/01/01-12/31/01          $45,752.94           $5,083.66
        -----------------------------------------------------------------

Base Rent, plus applicable sales tax, shall be due on the first day of each month without deduction or setoff. Payments of all sums due under this lease shall be made to PINELLAS FLEXXSPACE, LTD., C/O ADLER MANAGEMENT SERVICES, INC., 7205 BRYAN DAIRY ROAD, LARGO, FLORIDA 33777, or at any other place designated by Landlord.

All notices required or authorized under the Lease shall be sent to the Landlord, C/O ADLER MANAGEMENT SERVICES, INC., 7205 BRYAN DAIRY ROAD, LARGO, FLORIDA 33777, with a mandatory copy to PINELLAS FLEXXSPACE, LTD., C/O ADLER MANAGEMENT SERVICES, INC., 1400 N.W. 107TH AVENUE, FIFTH FLOOR, MIAMI, FLORIDA 33172.




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3. PRO RATA SHARE. The pro rata share shall remain the same, which is 14.58%. In addition to the base rent, Tenant shall pay Landlord additional rent for expenses described in Sections 9, 10, and 11 of the Lease, currently estimated to be $2,322.24 per month, plus applicable sales tax.

4. PROJECT AREA OPERATING EXPENSES. Project Area Operating Expenses shall include operation and fair market rental expenses for Flexxspace(SM) accommodations of any kind and nature.

5. ASSIGNMENT. Effective January 1, 2001, Assignor assigns to Assignee all of Assignor's rights, powers, and interest as tenant under the Lease and to the Premises.

6. ASSUMPTION. Assignee accepts the assignment and effective January 1, 2001, assumes all rights, liabilities and obligations of Assignor under the Lease and agrees to indemnify and hold Assignor harmless for all obligations incurred thereafter.

7. TENANT. Effective January 1, 2001, Assignee shall be the "Tenant" under the Lease.

8. TERMS OF LEASE. Assignee has reviewed the Lease and is fully aware of its terms and conditions. Assignee has reviewed the Park Rules and Regulations, a copy of which is attached to this Agreement as Exhibit A, and is fully aware of the terms and conditions.

9. CONSENT. Landlord consents to the assignment to and assumption by Assignee.

10. NOT A RELEASE. This Agreement is not a release of Assignor from any obligation under the Lease. Assignor shall continue to be liable under the Lease in all respect. Assignor waives all notice of default of Assignee under the terms of the Lease. Assignor consents to the granting by Landlord to Assignee of any waiver, indulgence or extension of time without notice to Assignor, and to any amendment of the lease.

11. AS IS CONDITION. Tenant has possession of the Premises and shall accept the Premises in "as is" condition.

12. AUTOMATIC RENEWAL. If the Lease has not been terminated, Tenant is current in the payment of all sums due and performance of all other obligations of the Lease, and neither party to this Lease notifies the other in writing on or before sixty (60) days prior to the expiration of the Extended Term or any additional extended term that the notifying party does not elect to extend this Lease, this Lease shall automatically extend for an additional term of one (1) year. The rent for each renewal term shall increase by three percent (3%) over the immediately preceding lease year.

13. FLEXXSPACE(SM). The Property is part of the Flexxspace(SM) network (the "Network").The Landlord, through the Network, from time to time, may, but is not required to provide access to services, benefits and/or ACCOMMODATIONS to Tenants within the System. Tenant understands and agrees that Landlord is under no legal obligation to maintain, continue or make available the Network or any part thereof and the Network and/or use thereof is not a condition of or consideration for Tenant entering into this Lease. Further, Landlord makes no warranties or representations whatsoever as to any services or products obtained through the System and Tenant agrees and acknowledges that any claim, complaint or remedy shall be against the ultimate provider of the services or products and not against the Landlord.

14. BROKER'S COMMISSIONS. Each of the parties represents and warrants that it has dealt with no broker or brokers in connection with the execution of the Lease or this Agreement, except ADLER MANAGEMENT SERVICES, INC., and each of the parties agrees to indemnify the other against, and hold it harmless from, all liabilities arising from any claim for brokerage commissions or finder's fee resulting from the indemnitor's acts including, without limitation, the cost of counsel fees in connection therewith) except for the persons or entities set forth above.



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15. LEASE IN EFFECT. Except as amended by this Modification and Extension
Agreement, the terms and provisions of the Lease are in full force and effect. The terms of the Lease shall apply to the extended term, and as such, are made a part of this Agreement to the extent that they are not in conflict.

16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                END OF AGREEMENT

IN WITNESS WHEREOF, the parties have set their hands and seals the day and year written above.


Witness as to Landlord:                              Landlord:

Sign: /s/ Kay L. Lilly
      --------------------------------------
Print:    Kay l. Lilly
      --------------------------------------

Sign: /s/ Sandra Rendon                              /s/ Joel Levy
      --------------------------------------         ----------------------------------------------
Print:     Sandra Rendon                             JOEL LEVY, AS SUCCESSOR LAND TRUSTEE OF TRUST NUMBER
      --------------------------------------         ONE UNDER UNRECORDED LAND TRUST AGREEMENT DATED AS OF
                                                     NOVEMBER 29, 1999

                                                     Date:    12/29/00
                                                            ---------------------------------------
Witnesses as to Assignee:                            Assignee: S2 GOLF ACQUISITION CORP.

Sign: /s/ Lynn C. Buffington
      --------------------------------------
Print:    Lynn C. Buffington
      --------------------------------------

Sign: /s/ T. Matthew Buffington                      By: /s/ Douglas A. Buffington
      --------------------------------------             ------------------------------------------
Print:    T. Matthew Buffington
      --------------------------------------         Date: 12/29/00
                                                          -----------------------------------------

Witnesses as to Assignor:                            Assignor: LADIES GOLF EQUIPMENT COMPANY, INC.

Sign:  /s/ E. Michael Serbanos
      --------------------------------------
Print:     E. Michael Serbanos
      --------------------------------------

Sign:                                                By:  /s/ James E. Jones
      --------------------------------------             ------------------------------------------
Print
      --------------------------------------
                                                     Date:   12-28-00
                                                         ------------------------------------------




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                                   EXHIBIT "A"

                           PARK RULES AND REGULATIONS

1. Sidewalks, doorways, vestibules, halls, stairways and similar areas shall not be obstructed by tenants of used for any purpose other than access to and from the leased premises and for going from one to another part of the building.

2. Plumbing fixtures and appliances shall be used only for purposes constructed, and no sweeping, rubbish, rags or other unsuitable material shall be thrown or placed within the premises. Any damage resulting from such misuse of the premises shall be paid by Tenant, and Landlord shall not in any case be responsible for such.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the building, except of such color, size and style and in such places as shall be first approved in writing by Landlord. No nails, hooks or screws shall be driven or inserted in any part of the building, after Tenant's improvements are completed, except by the building maintenance personnel; nor shall any part of the building be defaced by tenants.

4. A directory will be placed by Landlord, at its expense, in a conspicuous place in the building. No other directories will be permitted, unless previously authorized by Landlord in writing.

5. Tenants shall not do, or permit anything to be done, in or about the building, or bring or keep anything there, that will in any way increase the rate of fire or other insurance on the building, or on property kept there, or obstruct or interfere with the rights of, or otherwise injure or annoy other tenants, or do anything in conflict with the valid pertinent laws, rules or regulations of Landlord or any governmental authority.

6. Tenant shall notify the building manager when safes or other heavy equipment are to be taken in or out of the building and the moving shall be done under the supervision of the building manager, after written permission from the Landlord. Persons employed to move such property must be acceptable to Landlord.

7. Tenants shall not make or permit any improper noises in the building, or otherwise interfere in any way with other tenants, or persons having business with them.

8. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in or about the building.

9. No machinery of any kind (other than normal office equipment) shall be operated on leased premises without the prior written consent of Landlord, who may condition such consent upon the payment by Tenant of additional rent as compensation for excess consumption of water or electricity, or both, occasioned by the operation of the machinery; not shall Tenant use or keep in the building any flammable or explosive fluid or substance, or any illuminating material, except candles.

10. Movement in or out of the building of furniture or office equipment, or dispatch or receipt by tenant of any merchandise or materials which requires the use of elevators or stairways, or movement through building entrances, such as the lobby, shall be restricted to hours designated by Landlord. All such movement shall be under supervision of the building manager, by prearrangement. Such prearrangement must be initiated by Tenant and will be by determination of Landlord and subject to his decision and control, of the time, method and routing of movement, and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the building. Tenant is to assume all risks of damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord, if damaged or injured as a result of acts in connection with providing this service to Tenant, from time of the beginning through the completion of the moving or delivery; and Landlord shall not be liable for acts of any persons engaged in, or any damage or loss to any of said property or persons resulting from, any act in connections with such.


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11.      No draperies, shutters, or other window coverings shall be installed on exterior windows, walls or doors facing public corridors without Landlord's prior written approval. Landlord shall have the right to require installation and use of uniform draperies.

12. No portion of Tenant's area or any other part of the building shall at any time be used or occupied as sleeping or lodging quarters.

13. Landlord will not be responsible for lost or stolen property, equipment, money, or jewelry from Tenant's area or public rooms, regardless of whether such loss occurs when the area is locked against entry.

14. Landlord reserves the right to rescind and of these Rules and make such other further reasonable rules and regulations that Landlord shall from time to time believe conducive to the safety, protection, care and cleanliness of the building, its operation, the preservation of good order, and the protection and comfort of its tenants, their agents, employees and invitees, which Rules, when made and notice of them given to Tenant, shall be binding upon Tenant as if originally prescribed.



















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